SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



             Date of Report (Date of Earliest Event Reported):
                       May 31, 1996   (May 13, 1996)


                       HOMELAND HOLDING CORPORATION
          (Exact Name of Registrant as Specified in its Charter)




       Delaware               33-48862         73-1311075
  (State or Other Jurisdiction       (Commission    (IRS Employer
      of incorporation)         File Number)       Identification No.)




       2601 N. W. Expressway
       Oklahoma City, OK                           73112
  (Address of Principal Executive Offices)     (Zip Code)




                              (405) 879-6600
           (Registrant's Telephone Number, Including Area Code)

Item 3.     Bankruptcy or Receivership

  On May 13, 1996, Homeland Holding Corporation ("Holding") and its wholly-owned subsidiary, Homeland Stores, Inc. ("Homeland", and, together with Holding, the "Company") filed chapter 11 petitions with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Simultaneous with the filing of the petitions, the Company filed a "pre-arranged" plan of reorganization and a disclosure statement, which set forth the terms of a proposed restructuring of the Company. The restructuring is designed to reduce substantially the Company's debt service obligations and labor costs and to create a capital and cost structure that will allow the Company to maintain and enhance the competitive position of its business and operations. The restructuring was negotiated with, and is supported by, the lenders under the Company's existing revolving credit facility, an ad hoc committee representing approximately 80% of the Company's outstanding senior secured notes and the Company's labor unions.

  As part of the restructuring, the $95 million of Homeland's outstanding senior secured notes plus accrued interest of approximately $6.6 million will be canceled, and such noteholders will receive (in the aggregate) $60 million face amount of new senior subordinated notes and $1.5 million in cash. The new senior subordinated notes will mature in 2003, bear interest semi-annually at a rate of 10% per annum and will not be secured. Additionally, the noteholders and the Company's general unsecured creditors will receive approximately 60% and 35%, respectively, of the equity of the reorganized Holding (assuming total unsecured claims of approximately $63 million, including noteholders' unsecured claims). Holding's existing equity holders will receive 5% of the new equity, plus five-year warrants to purchase an additional 5% of such equity.

  The Company has also entered into a debtor-in-possession lending facility with its existing lending banks to provide up to $27 million of working capital financing. This facility has been approved by the Bankruptcy Court on an interim basis with a final approval hearing scheduled on June 7, 1996.

  The disclosure statement also describes the related agreed modifications to the Company's existing collective bargaining agreements. The modified collective bargaining agreements which are conditioned on, and will become effective upon, the consummation of the financial restructuring, provide for, among other things, wage and benefit modifications, the buyout of certain employees, and the issuance and purchase of new equity to a trust acting on behalf of the unionized employees.

Item 7.     Financial Statements and Exhibits


  (c)  Exhibits filed as a part of this Report:

            Exhibit No.       Description

             2a               Disclosure Statement for Joint
                              Plan of Reorganization of
                              Homeland Stores, Inc. and
                              Homeland Holding Corporation
                              filed with the United States
                              Bankruptcy Court for the District
                              of Delaware on May 13, 1996


            99g               Press Release issued by Homeland
                              Stores, Inc. on May 13, 1996


                                 SIGNATURE


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           HOMELAND HOLDING CORPORATION



                              By:   /s/ Larry W. Kordisch
                                   Larry W. Kordisch, Executive
                                   Vice President/Finance,
                                   Treasurer, Chief Financial
                                   Officer and Secretary




Dated: May 31, 1996